SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2015

PROBE MANUFACTURING, INC.

(Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
150 Baker Street E, Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On October 9, 2015, Mr. Meddy Sahebi, Mr. Daniel Elliott, Ms. Erin Falconer, Mr. Juha Rouvinen and Mr. William Maloney were appointed as Directors of the Company, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

On October 12, 2015, Mr. Juhani Taskinen, resigned as a Director of the Company. On December 23, 2015, Mr. Shervin Talieh, resigned as an Officer and Director of the Company. Neither Mr. Taskinen, nor Mr. Talieh’s resignations were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director Bio’s below:

Meddy Sahebi – Meddy Sahebi, has over 35 years of experience in business development, where he has focused specifically on finding opportunities in emerging markets, and product development. Mr. Sahebi, was a founder of Mann Healthcare Partners, in 2011, and has been a director since that time.  From 2008 to 2011, Mr. Sahebi was a business development consultant to Crescent Financial Partners, a Los Angeles – based private equity and merchant banking firm. While at Crescent, Mr. Sahebi focused on business development for fast growing, early-stage and middle market companies across multiple industries ranging from high-tech to real estate to energy companies. Prior to 2008, Mr. Sahebi founded a consulting company that worked with master developers to develop eco-friendly, socially responsible, sustainable communities comprising of entertainment, commercial and residential real estate projects in the United States and Canada. The Board of Directors appointed Mr. Sahebi as Chairman of the Board of the Company due to his strong experience in management of small to mid-size companies and his work in the emerging markets.

William Maloney – William Maloney has been the President of Bioenergy Associates, LLC, since 2008, where he is currently managing consultants and providing advisory services to biofuels and bioenergy producers, traders and project developers. Mr. Maloney has been involved in the renewable energy sector for over 30 years. Previously to working at Bioenergy Associates, Mr. Maloney served as President and CEO of Pacific West Energy, LLC, a renewable energy company involved in developing renewable energy projects in Hawaii, and affiliated with Province Line Capital LLC, a company that traded in soft commodities and biofuels, as well as, providing consulting and advisory services. From 1996 – 2008 Mr. Maloney served as Director of Business development for ED & F Man Alcohols. In this position Mr. Maloney was responsible for fuel ethanol sales in the USA as well as project evaluation and development in the US and Central America. In addition to ED & F Man, Mr. Maloney has or continues to provide consulting services to such firms the Louis Dreyfus, Vitol SA, Morgan Stanley, Pacific Ventures, Pacific International Energy Solutions, Windstrip and Aloha Petroleum.  Prior to joining ED & F Man Mr. Maloney was the principal owner and director of Caribbean Pacific Alcohol Company (1992-1998), owner and operator of a twelve million gallon per annum ethanol plant in Kingston, Jamaica. The Board of Directors believes that Mr. Maloney’s experience in the renewable energy sectors and his financial knowledge would be a valuable asset to the Company, and as such, has elected Mr. Maloney as a Director to the Company.

Juha Rouvinen – Juha Rouvinen, has been the Chairman and CEO of Windstrip LLC, since 2005. At Windstrip, Mr. Rouvinen manages teams that have invented and are commercializing an integrated hybrid power system that provides continuous power to remote locations that otherwise would not have access to electricity. Mr. Rouvinen has more than 20 years of experience in founding, managing, financing and investing in start-up companies. Mr. Rouvinen specializes in advising clean technology investors, incubators and green technology funds in Finland, the Middle East and North America. Previously to Windstrip, Mr. Rouvinen founded and managed a hospitality and health services company in Finland. In light of Mr. Rouvinen’s past experience in green technology, start-up companies and his business knowledge, he was appointed as a Director of the Company.

Daniel Elliott – Daniel Elliott is a recognized leader in business development and strategy in the sustainable energy sector. Mr. Elliott was the President/CEO/Board Member of Microvast, Inc. in Stafford, TX from 2009 to 2010, a Lithium Ion Battery MFG with locations in Texas and China with approximately 600 employees, manufacturing LTO lithium batteries for high power applications, i.e., buses, trucks, cranes, power grid, heavy equipment. He was the board member of VRDT Corporation, a holding company of energy assets, including lithium battery plant in Germany, investments in Netherlands for energy assets. Mr. Elliott is the Chief Strategy Officer of Symblu, LLC since 2011 to present. Symblu is a renewable energy development company, developing large solar projects, battery energy storage projects and invests into battery plants. Mr. Elliott has worked around the globe identifying and commercializing leading edge technologies. With more than two decades of experience in operations, business development and distressed company turn-around strategies, Mr. Elliott is able to efficiently assess complex business issues and bring effective action plans to realization. Mr. Elliott has previously worked on major initiatives with dozens of leading companies such as Ford Motor Company, DaimlerChrysler, Honda, MagnaSteyr, Roush, Bosch, Toshiba, Coslight, Yintong Energy, Microvast and others. In 2008, Mr. Elliott was the recipient of the Department of Energy’s, “Energy Innovators Award.”  Mr. Elliott was appointed as a Director of the Company on account of his previous work developing businesses and his work in the sustainable energy sector.

Erin Falconer – Erin Falconer, is the co-owner and Editor-in-Chief of PickTheBrain.com, which is currently one of the most successful self-development websites on the internet, with Forbes Magazine distinguishing her blog as “One of the Top 100 Most Influential Sites for Women”, in 2013.  In 2012, Erin along with her partner, raised one million dollars to fund her tech start-up LEAF.tv (an ecommerce video brand for the Millennial generation). She was president until 2015, when LEAF was sold to publicly traded, Demand Media. She is now the General Manager of the brand. Simultaneously, since 2008, Erin has been the Editor in Chief and co-owner of PickTheBrain - one of the most successful and respected self-improvement blogs online, today.

Prior to this, Erin was the Vice-President of Marketing for ThisNext - a popular social shopping platform from 2010-2012 and the Content Manager for PeopleJam until it was purchased by Chicken Soup for the Soul, from 2008-2010). Ms. Falconer is a seasoned tech expert with over 8 years of online experience. She has been heralded as one of the most innovative thought leaders in her space by many media outlets, including LA Confidential. Ms. Falconer is also the co-founder of the lifestyle online website Leaf.tv – a how-to video portal for the millennial generation, which she recently sold. We appointed Ms. Falconer as a Director of the Company due to her extensive online experience creating successful websites, her ability to find innovative solutions to market demands, and her talent of growing small companies into successful brands.

Item 5.03 – Amendment To Articles Of Incorporation Or Bylaws

On November 13, 2015, Probe Manufacturing, Inc., a Nevada corporation, (the “Company”), with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Nevada. As a result of the Certificate of Amendment, the Company has, changed its name to “Clean Energy Technologies, Inc.”; however, the effectiveness of the Name Change is subject to approval by FINRA.

The Company has submitted an Issuer Company-Related Action Notification Form to FINRA regarding the Name Change and requested symbol change. FINRA’s approval of the Name Change and symbol change is currently pending.

The Company will file a subsequent Current Report on Form 8-K upon receipt of approval from FINRA announcing the effectiveness of the Name Change and symbol change.  A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on November 13, 2015, is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

Item 9.01 – Financial Statements And Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment, dated November 13, 2015, filed with the Nevada Secretary of State

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.

Date: January 12, 2016

By: /s/ Kambiz Mahdi

Kambiz Mahdi

Chief Executive Officer